                                                                     EXHIBIT 4.3



                      FAIR, ISAAC AND COMPANY, INCORPORATED

                                       AND

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

                                   AS TRUSTEE

                                -----------------

                          SECOND SUPPLEMENTAL INDENTURE

                                -----------------

                  5.25% Convertible Subordinated Notes due 2008

        SECOND SUPPLEMENTAL INDENTURE, dated as of October 31, 2002 (the "Second Supplemental Indenture"), between Fair, Isaac and Company, Incorporated, a Delaware corporation ("Parent"), and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee").

                                    RECITALS

        WHEREAS, pursuant to the Indenture, dated as of August 24, 2001 (as amended and supplemented, the "Indenture"), between HNC Software Inc., a Delaware corporation (the "Company") and the Trustee, the Company issued $150,000,000 aggregate principal amount of 5.25% Convertible Subordinated Notes due September 1, 2008 (the "Securities");

        WHEREAS, the Company, Parent and the Trustee have entered into a First Supplemental Indenture, dated as of August 5, 2002 (the "First Supplemental Indenture"), which provides (i) that the Securities shall be convertible into shares of Parent Common Stock, (ii) for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article 4 of the Indenture, and (iii) for a full and unconditional subordinated guarantee of the obligations of the Company under the Indenture and the Securities by Parent on the terms and conditions set forth therein;

        WHEREAS, the Board of Directors of Parent has determined to merge the Company, now a wholly-owned subsidiary of Parent, with and into Parent (the "Upstream Merger"), with Parent being the surviving corporation in the Upstream Merger;

        WHEREAS, Section 7.1 of the Indenture requires that, in connection with the Upstream Merger, Parent execute and deliver a supplemental indenture pursuant to which Parent shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4 of the Indenture;

        WHEREAS, the Upstream Merger and Parent's assumption of the Company's obligations under the Indenture pursuant to this Second Supplemental Indenture makes certain provisions of the First Supplemental Indenture unnecessary and/or undesirable, including Parent's guarantee contained therein;

        WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

        WHEREAS, in accordance with the terms of the Indenture, Parent has requested that the Trustee execute and deliver this Second Supplemental Indenture;

        NOW, THEREFORE, in consideration of the above premises, each of Parent and the Trustee agrees, for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                I. EFFECTIVENESS

1.1 Effectiveness of Second Supplemental Indenture. Assuming it has been duly executed by all parties, this Second Supplemental Indenture will be effective concurrently with the effectiveness of the Upstream Merger (the "Effective Time").

                                 II. ASSUMPTION

2.1 Assumption. Parent hereby expressly assumes, upon the Effective Time in accordance with Section 7.1 of the Indenture, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed.

2.2 Substitution of Parent. Pursuant to Section 7.2 of the Indenture, upon the Effective Time, Parent shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if Parent had been named as the Company therein.

                          III. TERMINATION OF GUARANTEE

3.1 Termination of Guarantee. Upon the Effective Time, Article III and Article IV of the First Supplemental Indenture are deleted in their entirety, and all of Parent's rights and obligations set forth therein shall terminate and no longer have any force or effect.

                IV. DELETION OF CERTAIN MISCELLANEOUS AMENDMENTS

4.1 Deletion of Certain Miscellaneous Amendments. Sections 5.3(c), 5.3(g) and 5.3(h) of the First Supplemental Indenture are hereby deleted in their entirety.

                        V. REGISTRATION RIGHTS AGREEMENT

5.1 Parent Covenant. Parent hereby represents and covenants to each Holder of the Securities and the Trustee that it will assume upon the Effective Time all of the Company's obligations under the Registration Rights Agreement from and after the Effective Time, except that all obligations under the Registration Rights Agreement to register Company common stock shall be obligations of Parent to register Common Stock.

                           VI. NOTIFICATION TO HOLDERS

6.1 Notice to Holders of Securities. Parent shall notify the Holders of the execution of this Second Supplemental Indenture. Any failure of Parent to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of this Second Supplemental Indenture.

                          VII. MISCELLANEOUS PROVISIONS

7.1 Incorporation of Indenture. All the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

7.2 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, the required provision shall control.

7.3 Terms Defined. For all purposes of this Second Supplemental Indenture, except as otherwise defined herein, capitalized terms used in this Second Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

7.4 Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect. From and after the Effective Time, any reference to the Indenture or the Securities shall mean the Indenture or the Securities, as the case may be, as so supplemented and/or amended by this Second Supplemental Indenture.

7.5 Governing Law. The internal laws of the State of New York shall govern this Second Supplemental Indenture, without regard to the principles of the conflicts of law thereof.

7.6 Successors. All agreements of Parent in this Second Supplemental Indenture and the Securities shall bind their respective successors and assigns. This Second Supplemental Indenture shall be binding upon each Holder of Securities and their respective successors and assigns.

7.7 Multiple Counterparts. The parties may sign multiple counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

7.8 Effectiveness. In accordance with Section 7.1 of the Indenture, there shall have been delivered to the Trustee (i) an Officers' Certificate and

(ii) an Opinion of Counsel, in each case stating that the Upstream Merger and this Second Supplemental Indenture comply with Article 7 of the Indenture and that all of the conditions precedent provided for in the Indenture relating to the Upstream Merger have been complied with.

7.9 Trustee Disclaimer. The Trustee accepts the amendment of the Indenture and the Securities effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by Parent, or for or with respect to (i) the validity, efficacy or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by Parent by corporate action or otherwise, (iii) the due execution hereof by Parent or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

7.10 Separability Clause. In case any clause of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



            [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.


FAIR, ISAAC AND COMPANY, INCORPORATED


By:    /s/ ANDREA M. FIKE
       ---------------------------------

Name:  Andrea M. Fike
       ---------------------------------

Title: VP, Secretary and General Counsel
       ---------------------------------


STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,
AS TRUSTEE


By:    /s/ PAULA OSWALD
       ------------------------------

Name:  Paula Oswald
       ------------------------------

Title: Vice President
       ------------------------------





                [SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE]